                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                        -----------------------------

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


                           CRESCENT OPERATING, INC.
                           ------------------------
            (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                         75-2701931
               --------                                         ----------
        (State of Incorporation                              (I.R.S. Employer
           or Organization)                                 Identification no.)

           777 Main Street
          Fort Worth, Texas                                       76102
          -----------------                                       -----
(Address of Principal Executive Offices)                        (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                           Name of Each Exchange on Which
To Be so Registered                           Each Class is to be Registered
-------------------                           ------------------------------

                                     None


Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $0.01 per share
                   ---------------------------------------
                               (Title of Class)


                       Preferred Share Purchase Rights
                       -------------------------------
                               (Title of Class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The information required by Item 1 of Form 8-A was filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-1 filed by Crescent Operating, Inc. (the "Registrant") under the Securities Act of 1933, as amended (Registration Statement No. 333-25223), and is incorporated herein by this reference. See "Description of Crescent Operating Capital Stock" in the prospectus forming a part of the Registration Statement.

ITEM 2. EXHIBITS.

        The following exhibits are filed with this Registration Statement:

        1. The Registrant's Registration Statement on Form S-1, as amended from time to time (Registration Statement No. 333-25223), is incorporated herein by this reference.

        2. The First Amended and Restated Certificate of Incorporation of the Registrant is incorporated herein by this reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, as amended from time to time (Registration Statement No. 333-25223).

        3. The Amended and Restated ByLaws of the Registrant are filed herewith.

        4. A specimen certificate of the Common Stock of the Registrant is incorporated herein by this reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended from time to time (Registration Statement No. 333-25223).

        5. The Preferred Share Purchase Rights Plan of the Registrant is incorporated herein by this reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, as amended from time to time (Registration Statement No. 333-25223).
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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        CRESCENT OPERATING, INC.


Date: June 19, 1997                     By: /s/ JEFFREY L. STEVENS
                                           ---------------------------
                                            Jeffrey L. Stevens
                                            Treasurer, Chief Financial Officer
                                            and Secretary
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                                EXHIBIT INDEX



EXHIBIT NO.                      DESCRIPTION
-----------                      -----------
    1.           The Registrant's Registration Statement on Form S-1, as
                 amended from time to time (Registration Statement No.
                 333-25223), is incorporated herein by this reference.

    2. The First Amended and Restated Certificate of Incorporation of the Registrant is incorporated herein by this reference to
                 Exhibit 3.3 to the Registrant's Registration Statement on Form
                 S-1, as amended from time to time (Registration Statement No.
                 333-25223).

    3. The Amended and Restated ByLaws of the Registrant are filed herewith.

    4. A specimen certificate of the Common Stock of the Registrant is incorporated herein by this reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended from time to time (Registration Statement No. 333-25223).

    5. The Preferred Share Purchase Rights Plan of the Registrant is incorporated herein by this reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, as amended from time to time (Registration Statement No. 333-25223).